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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE



      AWARE, INC. REPORTS 2003 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS


BEDFORD, Mass., February 5, 2004 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its fourth quarter and fiscal year ended December 31, 2003.

Revenues for the fourth quarter of 2003 were $3.2 million compared to $2.3 million for the same period last year. Net loss for the fourth quarter of 2003 was $1.3 million, or $0.06 per diluted share, compared to a net loss of $4.3 million, or $0.19 per diluted share, for the year-ago period.

For the year ended December 31, 2003, revenues were $11.0 million compared to $13.8 million in the same period last year. Net loss for the year ended December
31, 2003 was $7.9 million or $0.35 per diluted share, compared to a net loss of $18.7 million, or $0.83 per diluted share, for the year-ago period.

Net loss for the year ended December 31, 2002 included a $7.1 million deferred tax asset write-off.

Michael Tzannes, chief executive officer, said: "The new ADSL2 and ADSL2+ standards continue to gain momentum in the ADSL industry. These new standards are enabling higher speeds, longer reach and better diagnostics and maintenance capabilities. We believe that we are positioned to benefit from ADSL2 and ADSL2+ deployments with our StratiPHY family of intellectual property offerings. In addition, our Dr.DSL test and diagnostics and our biometrics software businesses have shown improvement over the last few quarters and look promising for the future."

He concluded, "The business outlook for Aware is more positive than it has been for many months."

Note: Aware's conference call will be broadcast live over the Internet today, February 5, 2004 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2633 and referencing the confirmation number
197889. A replay of the call will be archived on our website after the call.


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ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, Dr. DSL(R),
StratiPHY2+(TM), and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information about
Aware can be found at http://www.aware.com.

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market.
Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.
These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from one customer, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended
September 30, 2003 and other reports and filings made with the Securities and Exchange Commission.




Contact: Dave Martin
Aware, Inc.
781-276-4000


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

                                                        AWARE, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED                    YEAR ENDED
                                                                  DECEMBER 31,                      DECEMBER 31,
                                                         -------------------------------    ------------------------------
                                                              2003            2002               2003            2002
                                                         --------------- ---------------    --------------- --------------
Revenue:
    Product sales.......................................         $1,582          $1,131             $4,309         $4,530
    Contract revenue....................................            826             620              3,040          6,797
    Royalties...........................................            816             552              3,694          2,517
                                                         --------------- ---------------    --------------- --------------
     Total revenue.....................................           3,224           2,303             11,043         13,844

Costs and expenses:
    Cost of product sales...............................            414             124              1,043            955
    Cost of contract revenue............................            589             545              1,587          4,889
    Research and development............................          2,561           4,042             12,074         13,956
    Selling and marketing...............................            570             691              2,407          2,966
    General and administrative..........................            530           1,441              2,387          3,607
                                                         --------------- ---------------    --------------- --------------
     Total costs and expenses...........................          4,664           6,843             19,498         26,373

Loss from operations....................................         (1,440)         (4,540)            (8,455)       (12,529)
Interest income.........................................            134             199                597            894
                                                         --------------- ---------------    --------------- --------------

Loss before provision for income taxes..................         (1,306)         (4,341)            (7,858)       (11,635)
Provision for income taxes..............................              -               -                  -         (7,093)
                                                         --------------- ---------------    --------------- --------------

Net loss................................................        ($1,306)        ($4,341)           ($7,858)      ($18,728)
                                                         =============== ===============    =============== ==============


Net loss per share - basic and diluted .................         ($0.06)         ($0.19)            ($0.35)        ($0.83)

Weighted average shares - basic and diluted ............         22,730          22,690             22,713         22,679


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

                                                        AWARE, INC.

                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                       (IN THOUSANDS)


                                                                                      DECEMBER 31,          DECEMBER 31,
                                                                                         2003                  2002
                                                                                    ----------------     ------------------

ASSETS
     Cash and investments.....................................................              $38,964              $47,118
     Accounts receivable, net.................................................                2,649                1,258
     Property and equipment, net..............................................                8,921               10,038
     Other assets, net........................................................                  690                  823
                                                                                    ----------------     ------------------

     Total assets.............................................................              $51,224              $59,237
                                                                                    ================     ==================



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities................................................               $1,404               $1,659

     Total stockholders' equity..............................................                49,820               57,578
                                                                                    ----------------     ------------------

     Total liabilities and stockholders' equity...............................              $51,224              $59,237
                                                                                    ================     ==================
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